Exhibit 99.1

QuinStreet Reports First Quarter Fiscal Year 2022 Results

•	Reports record quarterly revenue of $160 million
•	Grows revenue 15% year-over-year, 25% excluding divested businesses
•	Delivers at least double-digit revenue growth rates in all client verticals
•	Reports excellent progress on product and growth initiatives
•	Raises full fiscal year outlook

FOSTER CITY, CA – November 03, 2021 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal first quarter ended September 30, 2021.

For the fiscal first quarter, the Company reported revenue of $159.6 million. Revenue grew 15% year-over-year. Revenue excluding divested businesses grew 25% year-over-year.

GAAP net income for the fiscal first quarter was $3.1 million, or $0.06 per diluted share. Adjusted net income was $9.4 million, or $0.17 per diluted share.

Adjusted EBITDA for the fiscal first quarter was $13.4 million.

The Company generated $5.8 million in operating cash flow and $11.4 million in normalized free cash flow in the fiscal first quarter, and closed the quarter with $105.9 million in cash and equivalents.

“We delivered good results again in the September quarter due to strong momentum and execution in our client verticals. Revenue in all client verticals grew at double-digit rates or better year-over-year, including in auto insurance,” commented Doug Valenti, QuinStreet CEO. “We also continued to invest and made excellent progress on key technology, product and growth initiatives. Our outlook for the business remains strongly positive.”

“We are raising our outlook for full fiscal year 2022. We now expect revenue to be between $650 million and $670 million, and adjusted EBITDA to be between $65 million and $67 million. The raise is driven by specific indications from auto insurance clients of budget increases in the January to June period, stronger than expected momentum in our credit-driven client verticals, and acceleration of growth initiatives across the business, including QRP. Our outlook fully reflects the expected impact on auto insurance client marketing budgets from increased claim costs. For the December quarter, our fiscal Q2, we expect revenue to be between $130 million and $135 million, and adjusted EBITDA to be between $7 million and $8 million. The Q2 outlook reflects normal seasonality and the expected short-term effects of increased claim costs on auto insurance client budgets.”

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 877-502-9276 (domestic) or +1 313-209-4906 (international callers) using passcode #5800057. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing  +1 888-203-1112 (domestic) or +1 719-457-0820 (international callers) and using passcode #5800057. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

FY2020 results in our Education Client Vertical include revenue from US, (historically) Brazil, and India. Revenue in our Financial Services Client Vertical includes Auto Insurance (auto, home, motorcycle, and small business), Life Insurance, Health Insurance, Personal Loans, Credit Cards, Banking, and (historically) Mortgage. Revenue in our Other Client Vertical includes Home Services and (historically) B2B. In fiscal Q3 2020, we divested our B2B client vertical and Brazil operations. In fiscal Q4 2020, we divested our Mortgage business. In fiscal Q1 2021, we divested our Education business.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2021, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Hayden Blair

(650) 578-7824

hblair@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$105,928	$110,318
Accounts receivable, net	88,421	87,928
Prepaid expenses and other assets	8,466	7,930
Total current assets	202,815	206,176
Property and equipment, net	7,333	6,849
Operating lease right-of-use assets	9,802	10,983
Goodwill	117,833	117,833
Other intangible assets, net	56,161	59,177
Deferred tax assets, noncurrent	42,802	43,336
Other assets, noncurrent	5,187	5,161
Total assets	$441,933	$449,515
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$48,354	$45,231
Accrued liabilities	48,897	57,650
Deferred revenue	34	33
Other liabilities	13,171	12,697
Total current liabilities	110,456	115,611
Operating lease liabilities, noncurrent	7,248	8,545
Other liabilities, noncurrent	24,534	30,211
Total liabilities	142,238	154,367
Stockholders' equity:
Common stock	54	54
Additional paid-in capital	321,769	320,315
Accumulated other comprehensive loss	(255)	(255)
Accumulated deficit	(21,873)	(24,966)
Total stockholders' equity	299,695	295,148
Total liabilities and stockholders' equity	$441,933	$449,515

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Net revenue	$159,608	$139,269
Cost of revenue (1)	141,505	122,231
Gross profit	18,103	17,038
Operating expenses: (1)
Product development	4,625	4,891
Sales and marketing	2,906	2,643
General and administrative	6,634	6,581
Operating income	3,938	2,923
Interest income	—	22
Interest expense	(273)	(339)
Other income, net	4	16,689
Income before income taxes	3,669	19,295
Provision for income taxes	(576)	(4,614)
Net income	$3,093	$14,681

Net income per share:
Basic	$0.06	$0.28
Diluted	$0.06	$0.27

Weighted average shares used in computing net income per share:
Basic	53,993	52,492
Diluted	55,789	54,269

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,821	$2,201
Product development	606	549
Sales and marketing	732	547
General and administrative	1,747	1,483

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Cash Flows from Operating Activities
Net income	$3,093	$14,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,200	4,133
Provision for (benefit from) sales returns and doubtful accounts receivable	200	(95)
Stock-based compensation	4,906	4,780
Non-cash lease expense	(230)	(169)
Deferred income taxes	555	4,525
Gain on divestitures of businesses, net	—	(16,615)
Other adjustments, net	84	339
Changes in assets and liabilities:
Accounts receivable	(693)	(296)
Prepaid expenses and other assets	(559)	(19)
Accounts payable	3,161	8,982
Accrued liabilities	(8,965)	(2,713)
Deferred revenue	1	25
Net cash provided by operating activities	5,753	17,558
Cash Flows from Investing Activities
Capital expenditures	(409)	(437)
Internal software development costs	(965)	(696)
Business acquisitions, net of cash acquired	—	(40,304)
Proceeds from divestitures of businesses, net of cash divested	—	20,730
Net cash used in investing activities	(1,374)	(20,707)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	393	1,167
Payment of withholding taxes related to release of restricted stock, net of share settlement	(3,847)	(2,874)
Post-closing payments and contingent consideration related to acquisitions	(5,310)	(348)
Net cash used in financing activities	(8,764)	(2,055)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(61)
Net decrease in cash, cash equivalents and restricted cash	(4,390)	(5,265)
Cash, cash equivalents and restricted cash at beginning of period	110,333	107,523
Cash, cash equivalents and restricted cash at end of period	$105,943	$102,258
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$105,928	$102,244
Restricted cash included in other assets, noncurrent	15	14
Total cash, cash equivalents and restricted cash	$105,943	$102,258

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Net income	$3,093	$14,681
Amortization of intangible assets	3,016	3,128
Stock-based compensation	4,906	4,780
Acquisition and divestiture costs	362	276
Gain on divestitures of businesses, net	—	(16,615)
Restructuring costs	33	391
Tax impact of non-GAAP items	(2,001)	2,204
Adjusted net income	$9,409	$8,845
Adjusted diluted net income per share	$0.17	$0.16
Weighted average shares used in computing adjusted diluted net income per share	55,789	54,269

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Net income	$3,093	$14,681
Interest and other expense, net	269	243
Provision for income taxes	576	4,614
Depreciation and amortization	4,200	4,133
Stock-based compensation	4,906	4,780
Acquisition and divestiture costs	362	276
Gain on divestitures of businesses, net	—	(16,615)
Restructuring costs	33	391
Adjusted EBITDA	$13,439	$12,503

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Net cash provided by operating activities	$5,753	$17,558
Capital expenditures	(409)	(437)
Internal software development costs	(965)	(696)
Free cash flow	$4,379	$16,425
Changes in operating assets and liabilities	7,055	(5,979)
Normalized free cash flow	$11,434	$10,446

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

In the first quarter of fiscal year 2021, the Company completed the acquisition of Modernize, Inc. to increase the scale and capabilities in the home services client vertical. In addition, the Company divested its former education client vertical to narrow its focus to the best performing businesses and market opportunities. As a result of these activities, in the second quarter of fiscal year 2021, the Company updated its reporting structure which resulted in two client verticals: financial services and home services, which was applied on a retrospective basis. All remaining businesses that are not significant enough for separate reporting are included in other revenue. The following table presents the Company’s net revenue disaggregated by vertical:

	Three Months Ended
	September 30,
	2021	2020
Net revenue:
Financial Services	$117,912	$94,213
Home Services	39,986	33,469
Other Revenue	1,710	—
Divested Business	—	11,587
Total net revenue	$159,608	$139,269